UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2018
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 8.01	Other Events.
On June 2, 2017, Carter Validus Mission Critical REIT II, Inc. (the “Company”) filed Articles Supplementary to the Company’s Second Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland (the “Department”), (i) reclassifying 25,000,000 authorized but unissued shares of the Company’s Class A common stock, (ii) reclassifying 25,000,000 authorized but unissued shares of the Company’s Class T common stock and (iii) reclassifying 25,000,000 authorized but unissued shares of the Company’s Class I common stock as 75,000,000 shares of Class T2 common stock. The Articles Supplementary became effective upon filing with the Department.
On June 27, 2018, the Company filed with the Department a Certificate of Correction to the Articles Supplementary (the "Certificate of Correction") to correct scrivener's errors in Section 7(b) of the Articles Supplementary.
The foregoing description of the Certificate of Correction is a summary and is qualified in its entirety by the terms of the Certificate of Correction, a copy of which is filed as Exhibit No. 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

3.1	Certificate of Correction to the Articles Supplementary of Carter Validus Mission Critical REIT II, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: July 2, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer